Press Release

FOR IMMEDIATE RELEASE

Dendrite To Commence Tender Offer For Synavant At $2.83 Per Share With Support Of Synavant’s Board

Morristown, NJ May 9, 2003–Dendrite International, Inc. (NASDAQ: DRTE), today announced that it has reached an agreement with Synavant Inc. (NASDAQ: SNVT) whereby Dendrite will commence a tender offer of $2.83 per share for all issued and outstanding Synavant common stock followed by a second step merger. Under the terms of the merger, all Synavant shares not tendered will be converted in the merger into the right to receive $2.83 per share. The tender offer is subject to shareholders representing a majority of Synavant’s outstanding common stock ownership tendering their shares, as well as other customary conditions. Dendrite expects the transaction to close in June 2003.

Dendrite also announced that it has entered into a settlement agreement with Synavant wherein Dendrite agreed to suspend its pending lawsuit against Synavant and its directors in the Delaware Chancery Court. The lawsuit will be dismissed upon the successful completion of the tender offer.
“We believe our acquisition of Synavant will significantly extend and expand our product and service capabilities for the global pharmaceutical industry,” said Dendrite Chairman and Chief Executive Officer John Bailye. “By acquiring Synavant, Dendrite expects to significantly strengthen its product offering in Europe, increase its global support service capabilities— including our ability to serve companies using proprietary and third party legacy systems—and greatly expand its marketing service capabilities.”

-2-	May 9, 2003

Synavant supports many of the world’s top pharmaceutical companies in over 30 countries.

Enhanced European Solutions

Synavant provides clients with a comprehensive selection of data management services, including its PharbaseSM customer database management service. Through utilization of Pharbase as well as Dendrite’s Docscan® physician database, Dendrite expects pharmaceutical companies will have the richest sources of data from which to analyze market activity and prepare effective sales and marketing initiatives.

Global Support Service Expansion

The Company believes Synavant’s comprehensive array of CRM support services will complement Dendrite’s current portfolio of specialized support offerings and better serve the growing number of companies that are outsourcing these support services to focus on their core competencies. Dendrite and Synavant’s services will include help desk and implementation services; hardware, professional, and educational services; as well as validation and application documentation services.

Longitudinal Data-Driven Marketing Services

The Company expects Dendrite’s longitudinal prescription data will drive effective segmentation and targeting, and enhance Synavant’s leading Interactive Marketing services. Designed to maximize clients’ investments in direct-to-health care professional promotion, these services include direct mail, continuing medical education marketing services, distribution services, pharmaceutical mailings, and a variety of creative services.

-3-	May 9, 2003

About Synavant

SYNAVANT Inc. guides biopharmaceutical and healthcare companies globally to greater business success by accelerating the adoption of advances in healthcare around the world. SYNAVANT accomplishes this by designing, building and supporting a wide range of knowledge-based solution sets, that bring together leading-edge technology, proven data management competence, a full range of specialist services – including hardware services and computer systems validations – and over 30 years of healthcare expertise. Its comprehensive, global solutions include pharmaceutical Customer Relationship Management (CRM) and eBusiness applications, interactive marketing, server and database management, dedicated local helpline support, training, telemarketing, sample management, and product-recall services. SYNAVANT is headquartered in Atlanta, GA, USA and has offices in 21 countries. Additional information is available at http://www.synavant.com.

About Dendrite

Dendrite develops and delivers solutions that increase the productivity of sales, marketing, and clinical processes for pharmaceutical and other life science clients. For more information, visit www.dendrite.com.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer will be made only through an offer to purchase and related letter of transmittal. Investors and security holders are strongly advised to read the tender offer statement regarding the tender offer referred to in this press release, when such document is filed and becomes available, because it will contain important information.

The tender offer statement will be filed by Dendrite International, Inc. with the Securities and Exchange Commission (SEC). Investors and security holders may obtain a free copy of the tender offer statement (if and when filed and available) and other relevant documents on the SEC’s web site at: www.sec.gov. Any such tender offer statement and related materials may also be obtained for free by directing such requests to Dendrite International, Inc. (973) 425-1200.

Investor Relations Kathy Donovan 908-541-5863 investorrelations@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

Dendrite International, Inc. will file a preliminary consent statement and other solicitation materials with the SEC relating to Dendrite’s solicitation of written consents from the stockholders of Synavant Inc. Investors and security holders are strongly advised to read any such definitive consent statement, when it is filed and becomes available, because it will contain important information. The definitive consent statement will be filed by Dendrite International, Inc. with the SEC. Investors and security holders can obtain a free copy of the consent statement (if and when it is filed and available) and other relevant documents on the SEC’s web site at: www.sec.gov. The consent statement and related materials may also be obtained for free by directing such requests to Dendrite International, Inc. (973) 425-1200.

-4-	May 9, 2003

This document contains forward-looking statements that are based on Dendrite International, Inc.‘s current expectations, estimates and projections. The statements may be identified by such forward-looking terminology as “expect,” “believe,” “may,”“ will,” “intend,” “plan,” and similar statements or variations. Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve certain significant risks and uncertainties, including that a majority of Synavant’s shareholders will not tender their shares to Dendrite; Synavant will receive an offer from a third party; or Dendrite will become involved in additional litigation regarding the acquisition of Synavant; and including those which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for our products, our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on major customers; changes in demand for our products and services attributable to the current weakness in the economy; successful and timely development and introduction of new products and versions; rapid technological changes; increased competition; international operations; acquisitions; events which may affect the U.S. and world economies; our ability to manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors; the potential for hostilities in the Middle East and Asia and the resulting impact on our business and the business and needs of our customers; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be considered are included in the Company’s 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or other changes affecting such forward-looking statements.

# # #